As filed with the Securities and Exchange Commission on March 11, 2005

Registration No. 33-72558

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
______________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-1609753 (I.R.S Employer Identification No.)

800 The Safeguard Building 435 Devon Park Drive Wayne, Pennsylvania 19087-1945 (Address of Principal Executive Offices, including Zip Code)

Amended and Restated Stock Option Plan
for Non-Employee Directors
(Full Title of the Plan)

Steven J. Feder
Senior Vice President and General Counsel
Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945
(610) 293-0600
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

On December 3, 1993, Safeguard Scientifics, Inc. (the “Registrant”) filed a Registration Statement on Form S-8, File No. 33-72558 (the “Registration Statement”), to register an aggregate of 900,000 additional shares of common stock (as adjusted for stock splits), par value $0.10 per share, of the Registrant (the “Common Stock”) issuable pursuant to the terms of stock options awarded or available for future issuance under the Registrant’s Amended and Restated Stock Option Plan for Non-Employee Directors (which was adopted in 1989 and amended in 1992) (the “Plan”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 900,000 shares of Common Stock, as previously registered pursuant to the Registration Statement, as the Plan has terminated pursuant to its stated term and the stock options have expired unexercised.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on this 11th day of March, 2005.

SAFEGUARD SCIENTIFICS, INC.
By:	ANTHONY L. CRAIG
Anthony L. Craig
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

ANTHONY L. CRAIG Anthony L. Craig	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2005

CHRISTOPHER J. DAVIS Christopher J. Davis	Executive Vice President and Chief Administrative & Financial Officer (Principal Financial and Accounting Officer)	March 11, 2005

JULIE A. DOBSON Julie A. Dobson	Director	March 9, 2005

Robert E. Keith, Jr.	Chairman of the Board of Directors	March , 2005

ANDREW E. LIETZ Andrew E. Lietz	Director	March 9, 2005

GEORGE MACKENZIE George MacKenzie	Director	March 9, 2005

JACK L. MESSMAN Jack L. Messman	Director	March 9, 2005

JOHN W. PODUSKA, SR. John W. Poduska, Sr.	Director	March 9, 2005

ROBERT RIPP Robert Ripp	Director	March 8, 2005

JOHN J. ROBERTS John J. Roberts	Director	March 9, 2005